Exhibit 99.1
For Immediate Release
ORIGIN BANCORP, INC. REPORTS EARNINGS FOR FIRST QUARTER 2026
RUSTON, Louisiana (April 22, 2026) - Origin Bancorp, Inc. (NYSE: OBK) (“Origin,” “we,” “our” or the “Company”), the holding company for Origin Bank (the “Bank”), today announced net income of $27.7 million, or $0.89 diluted earnings per share (“EPS”) for the quarter ended March 31, 2026, compared to net income of $29.5 million, or $0.95 diluted EPS, for the quarter ended December 31, 2025. Pre-tax, pre-provision (“PTPP”)(1) earnings were $40.2 million for the quarter ended March 31, 2026, compared to $40.6 million for the linked quarter.
“I am proud of our results this quarter and the strategic path that we are on as we continue to Optimize Origin in all that we do,” said Drake Mills, chairman, president and CEO of Origin Bancorp, Inc. “We have been deliberate in building a business that can deliver strong, long-term performance, and the first quarter is another example of that progress.”

(1) PTPP earnings is a non-GAAP financial measure, please see the last few pages of this document for a reconciliation of this alternative financial measure to its most directly comparable GAAP measure.

Optimize Origin
•In January 2025, we announced our Optimize Origin initiative to drive elite financial performance and enhance our award-winning culture, and it continues to be an important part of our corporate DNA.
•Built on three primary pillars:
◦Productivity, Delivery & Efficiency
◦Balance Sheet Optimization
◦Culture & Employee Engagement
•As announced in our Fourth Quarter and Full Year 2025 Earnings Release, we updated our near term ROAA run rate target to 1.15% or higher by 4Q26, as we continue towards our ultimate target of a top quartile ROAA.

Financial Highlights
•Net interest income was $87.2 million for the quarter ended March 31, 2026, reflecting an increase of $550,000, or 0.6%, compared to the linked quarter and is at its highest level ever recorded.
•Our fully tax equivalent net interest margin (“NIM-FTE”) declined two basis points to 3.71% for the quarter ended March 31, 2026, compared to the quarter ended December 31, 2025. Our net interest spread increased to 2.89%, or nine basis points, compared to the linked quarter and is at its highest level since the quarter ended December 31, 2022.
•Annualized ROAA was 1.11% for the quarter ended March 31, 2026, reflecting a decrease of eight basis points, compared to the quarter ended December 31, 2025.
•Total loans held for investment (“LHFI”) were $7.86 billion at March 31, 2026, reflecting an increase of $193.3 million, or 2.5%, compared to December 31, 2025. LHFI, excluding mortgage warehouse lines of credit (“mortgage warehouse LOC”), were $7.34 billion at March 31, 2026, reflecting an increase of $199.8 million, or 2.8%, compared to December 31, 2025.

•Total deposits were $8.76 billion at March 31, 2026, reflecting an increase of $449.0 million, or 5.4%, compared to December 31, 2025, which includes an increase in interest-bearing deposits of $215.0 million that were repurchased on January 2, 2026, immediately following the sale of such deposits on December 31, 2025.
•During the quarter ended March 31, 2026, we repurchased 165,500 shares of our common stock at an average price of $41.27 per share, including commissions and applicable excise taxes.
•During April 2026, our board approved an increase in our quarterly dividend from $0.15 to $0.25 per share, a 67% increase, reflecting balance sheet strength and earnings durability.
Results of Operations for the Quarter Ended March 31, 2026
Net Interest Income and Net Interest Margin
Net interest income for the quarter ended March 31, 2026, was $87.2 million, an increase of $550,000, or 0.6%, compared to the quarter ended December 31, 2025. The expansion in net interest income was primarily driven by a $3.9 million decrease in interest expense, mainly offset by a $3.3 million decrease in interest income.
The $3.9 million decrease in interest expense was mainly attributable to reductions of $2.3 million and $1.1 million in interest expense on money market deposit and subordinated debentures, respectively. The reduction in interest expense on money market deposits was primarily due to lower interest rates, as the average interest rate paid on money market deposits declined 22 basis points to 2.88%, from 3.10% for the quarter ended December 31, 2025. The lower interest expense on subordinated debentures was primarily attributable to the redemption of $74.0 million of subordinated debentures during the quarter ended December 31, 2025.
The $3.3 million decrease in interest income was primarily due to a $5.1 million decrease in interest income on loans held for investment, partially offset by a $2.0 million increase in interest income on interest-earning balances due from banks. The decrease in interest income on loans held for investment was mainly attributable to lower yields and two fewer calendar days, which reduced interest income by $3.1 million and $2.5 million, respectively, partially offset by higher average balances. Of the $3.1 million decrease in interest income attributable to lower yields, $1.4 million, $906,000 and $500,000 were attributable to commercial and industrial, commercial real estate, and multifamily residential real estate loans, respectively. Average balances in loans held for investment increased by $24.2 million to $7.64 billion, from $7.61 billion during the quarter ended December 31, 2025. The increase in interest income on interest-earning balances due from banks was primarily driven by higher average balances, which increased to $714.0 million, from $435.2 million for the quarter ended December 31, 2025, as deposit growth outpaced loan originations.
The Federal Reserve Board sets various benchmark rates, including the federal funds rate, and thereby influences the general market rates of interest, including loan and deposit rates offered by financial institutions. On October 29, 2025, and December 10, 2025, the Federal Reserve Board reduced the federal funds target rate range by 25 basis points each, to a range of 3.50% to 3.75%, and has maintained the federal funds target rate unchanged since December 10, 2025.
Our NIM-FTE was 3.71% for the quarter ended March 31, 2026, representing a two-basis point decrease and a 27-basis-point increase compared to the linked quarter and the quarter ended March 31, 2025, respectively. The two-basis point decrease was primarily due to a shift in earning-asset mix. The yield earned on interest-earning assets was 5.56%, representing decreases of 20- and 23-basis points compared to the linked quarter and the quarter ended March 31, 2025, respectively. The average rate paid on total interest-bearing liabilities was 2.67%, representing a reduction of 29- and 63-basis points compared to the linked quarter and the quarter ended March 31, 2025, respectively.

Credit Quality
The table below includes key credit quality information:

	At and For the Three Months Ended			Change	% Change
(Dollars in thousands, unaudited)	March 31, 2026	December 31, 2025	March 31, 2025	Linked Quarter	Linked Quarter
Past due 30 to 89 days and still accruing	$17,624	$14,764	$42,587	$2,860	19.4%
Allowance for loan credit losses (“ALCL”)	99,015	96,782	92,011	2,233	2.3
Total nonperforming LHFI	87,266	81,184	81,368	6,082	7.5
Provision for credit losses	4,965	3,158	3,444	1,807	57.2
Net charge-offs	2,777	3,170	2,728	(393)	(12.4)
Credit quality ratios(1):
ALCL to nonperforming LHFI	113.46%	119.21%	113.08%	(5.75)%	N/A
ALCL to total LHFI	1.26	1.26	1.21	—	N/A
ALCL to total LHFI, adjusted(2)	1.34	1.34	1.28	—	N/A
Nonperforming LHFI to LHFI	1.11	1.06	1.07	0.05	N/A
Net charge-offs to total average LHFI (annualized)	0.15	0.17	0.15	(0.02)	N/A
___________________________
N/A = Not applicable.
(1)Please see the Loan Data schedule at the back of this document for additional information.
(2)The ALCL to total LHFI, adjusted, is calculated by excluding the ALCL for mortgage warehouse LOC loans from the total LHFI ALCL in the numerator and excluding the mortgage warehouse LOC loans from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse LOC loans require a disproportionately low allocation of the ALCL.
Our results included a provision for loan credit losses of $5.0 million during the quarter ended March 31, 2026, compared to $3.7 million for the linked quarter. The increase was primarily the result of portfolio migration during the quarter ended March 31, 2026. The ALCL totaled $99.0 million as of March 31, 2026, a $2.2 million increase compared to the ALCL as of December 31, 2025, and as a percent of total LHFI was unchanged.
Total nonperforming LHFI increased $6.1 million at March 31, 2026, when compared to December 31, 2025. The increase in nonperforming LHFI was driven by increases in the real estate secured sectors of commercial real estate and construction/land/land development offset by reductions in the sectors of single-family residential real estate and commercial and industrial.
Past due 30 to 89 days and still accruing increased $2.9 million at March 31, 2026, when compared to December 31, 2025 and represented 0.22% of total LHFI, compared to 0.19% as of December 31, 2025. The increase of 30 to 89 days and still accruing past dues was primarily driven by the increases of $1.8 million in the single-family residential real estate sector and increases of $1.2 million in each of the commercial and industrial and multifamily residential real estate sectors, offset by a $1.1 million reduction in the commercial real estate sector.
Noninterest Income
Noninterest income for the quarter ended March 31, 2026, was $16.8 million, an increase of $59,000 from the linked quarter, primarily driven by an increase of $3.7 million in insurance commission and fee income, which was largely offset by a decrease of $3.4 million in equity method investment (loss) income.
The $3.7 million increase in insurance commission and fee income was primarily driven by seasonality in annual renewals and annual contingency fee income recognized in the first quarter.
The $3.4 million decrease in equity method investment (loss) income was primarily driven by a $3.2 million downward adjustment in two limited partnership investments during the current quarter, compared to smaller adjustments recorded in the linked quarter.

The components of equity method investment income are as follows:

	At and For the Three Months Ended			$ Change	% Change
(Dollars in thousands, unaudited)	March 31, 2026	December 31, 2025	March 31, 2025	Linked Quarter	Linked Quarter
Argent investment income	$1,754	$1,980	$—	$(226)	(11.4)%
Limited partnership investment loss	(3,271)	(121)	(1,692)	(3,150)	N/M
Total equity method investment (loss) income	$(1,517)	$1,859	$(1,692)	$(3,376)	(181.6)%
___________________________
N/M = Not meaningful
Noninterest Expense
Noninterest expense for the quarter ended March 31, 2026, was $63.8 million, an increase of $974,000, or 1.6% from the linked quarter. The increase was primarily due to an increase of $1.4 million in salaries and employee benefits expense.
The $1.4 million increase in salaries and employee benefits was driven by a $1.7 million increase in incentive compensation expense, including stock based incentive compensation in the current quarter.
Financial Condition
Loans
•Total LHFI at March 31, 2026, were $7.86 billion, an increase of $193.3 million, or 2.5%, from $7.67 billion at December 31, 2025, and an increase of $278.7 million, or 3.7%, compared to March 31, 2025.
•Excluding mortgage warehouse LOC, LHFI increased $199.8 million, or 2.8%, from December 31, 2025. The increase was primarily driven by increases of $183.9 million and $30.1 million in commercial and industrial loans and construction/land/land development loans, respectively.
Securities
•Total securities at March 31, 2026 were $1.17 billion, an increase of $34.2 million, or 3.0%, from $1.13 billion at December 31, 2025, and a decrease of $10.8 million, or 0.9%, compared to March 31, 2025.
•Accumulated other comprehensive loss, net of taxes, primarily associated with unrealized losses within the available for sale portfolio, was $60.8 million at March 31, 2026, an increase of $6.7 million, or 12.4%, from the linked quarter and a decrease of $29.6 million, or 32.7%, from March 31, 2025.
•The weighted average effective duration for the total securities portfolio was 4.14 years as of March 31, 2026, compared to 4.15 years as of December 31, 2025.
Deposits
•Total deposits at March 31, 2026, were $8.76 billion, an increase of $449.0 million, or 5.4%, compared to December 31, 2025, and an increase of $417.9 million, or 5.0%, from March 31, 2025. $215.0 million of the increase compared to the linked quarter is related to interest-bearing deposits that were repurchased on January 2, 2026, immediately following the sale of such deposits on December 31, 2025.
•At March 31, 2026, and December 31, 2025, noninterest-bearing deposits as a percentage of total deposits were 23.6% and 23.8%, respectively. At March 31, 2025, noninterest-bearing deposits as a percentage of total deposits were 22.7%.
Subordinate debentures
•Total subordinated debentures at March 31, 2026, were $16.6 million, a decrease of $73.0 million, or 81.5%, compared to March 31, 2025, due to the redemption of $74.0 million in subordinated debentures during the quarter ended December 31, 2025, in conjunction with our Optimize Origin initiative.

Capital
•Total capital at March 31, 2026, was $1.26 billion, an increase of $13.6 million, or 1.1%, compared to December 31, 2025, and an increase of $80.1 million, or 6.8%, from March 31, 2025.
•Uses of regulatory capital since the beginning of 2025 consist of the following:
◦Repurchased 616,505 shares of our common stock at an average price of $36.72 per share, for a total of $22.6 million, including commissions and applicable excise taxes. There was $31.7 million remaining available for repurchases at March 31, 2026.
◦Redeemed $143.6 million of subordinated debentures, including the amortization of the original issue discount and fair value mark.
◦Declared $23.7 million in dividends to our stockholders.
Conference Call
Origin will hold a conference call to discuss its first quarter 2026 results on Thursday, April 23, 2026, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). To participate in the live conference call, please dial +1 (929) 272-1574 (U.S. Local / International 1); +1 (857) 999-3259 (U.S. Local / International 2); +1 (888) 700-7550 (U.S. Toll Free), enter Conference ID: 12997 and request to be joined into the Origin Bancorp, Inc. (OBK) call. A simultaneous audio-only webcast may be accessed via Origin’s website at www.origin.bank under the Investor Relations, News & Events, Events & Presentations link or directly by visiting https://dealroadshow.com/e/ORIGIN1Q26.
If you are unable to participate during the live webcast, the webcast will be archived on the Investor Relations section of Origin’s website at www.origin.bank, under Investor Relations, News & Events, Events & Presentations.
About Origin
Origin Bancorp, Inc. is a financial holding company headquartered in Ruston, Louisiana. Origin’s wholly owned bank subsidiary, Origin Bank, was founded in 1912 in Choudrant, Louisiana. Deeply rooted in Origin’s history is a culture committed to providing personalized relationship banking to businesses, municipalities, and personal clients to enrich the lives of the people in the communities it serves. Origin provides a broad range of financial services and currently operates more than 57 locations in Dallas/Fort Worth, East Texas, Houston, North Louisiana, Mississippi, South Alabama and the Florida Panhandle. In addition, Origin provides a broad range of insurance agency products and services through its wholly owned insurance agency subsidiary, Forth Insurance, LLC. For more information, visit www.origin.bank and www.forthinsurance.com.
Non-GAAP Financial Measures
Origin reports its results in accordance with generally accepted accounting principles in the United States of America ("GAAP"). However, management believes that certain supplemental non-GAAP financial measures may provide meaningful information to investors that is useful in understanding Origin's results of operations and underlying trends in its business. However, non-GAAP financial measures are supplemental and should be viewed in addition to, and not as an alternative for, Origin's reported results prepared in accordance with GAAP. The following are the non-GAAP measures used in this release: PTPP earnings, PTPP ROAA, tangible book value per common share, and ROATCE.
Please see the last few pages of this release for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information regarding Origin Bancorp, Inc’s (“Origin”, “we”, “our” or the “Company”) future financial performance, business and growth strategies, projected plans and objectives, and any expected purchases of its outstanding common stock, and related transactions and other projections based on macroeconomic and industry trends, including changes to interest rates by the Federal Reserve and the resulting impact on Origin’s results of operations, estimated forbearance amounts and expectations regarding the Company’s liquidity, including in connection with advances obtained from the FHLB, which are all subject to change and may be inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such changes may be material. Such forward-looking statements are based on various facts and derived utilizing important assumptions and current expectations, estimates and projections about Origin and its subsidiaries, any of which may change over time and some of which may be beyond Origin’s control. Statements or statistics preceded by, followed by or that otherwise include the words “assumes,” “anticipates,” “believes,” “estimates,” “expects,” “foresees,” “intends,” “plans,” “projects,” and similar expressions or future or conditional verbs such as “could,” “may,” “might,” “should,” “will,” and “would” and variations of such terms are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. Further, certain factors that could affect Origin’s future results and cause actual results to differ materially from those expressed in the forward-looking statements include, but are not limited to: (1) the impact of current and future economic conditions generally and in the financial services industry, nationally and within Origin’s primary market areas, including the impact of tariffs, as well as the financial stress on borrowers and changes to customer and client behavior as a result of the foregoing; (2) changes in benchmark interest rates and the resulting impacts on net interest income; (3) deterioration of Origin’s asset quality; (4) factors that can impact the performance of Origin’s loan portfolio, including real estate values and liquidity in Origin’s primary market areas; (5) the financial health of Origin’s commercial borrowers and the success of construction projects that Origin finances; (6) changes in the value of collateral securing Origin’s loans; (7) the impact of generative artificial intelligence; (8) Origin’s ability to anticipate interest rate changes and manage interest rate risk; (9) the impact of heightened regulatory requirements, reduced debit interchange and overdraft income and the possibility of facing related adverse business consequences if our total assets grow in excess of $10 billion as of December 31 of any calendar year; (10) the effectiveness of Origin’s risk management framework and quantitative models; (11) Origin’s inability to receive dividends from Origin Bank and to service debt, pay dividends to Origin’s common stockholders, repurchase Origin’s shares of common stock and satisfy obligations as they become due; (12) the impact of labor pressures; (13) changes in Origin’s operation or expansion strategy or Origin’s ability to prudently manage its growth and execute its strategy; (14) changes in management personnel; (15) Origin’s ability to maintain important customer relationships, reputation or otherwise avoid liquidity risks; (16) increasing costs as Origin grows deposits; (17) operational risks associated with Origin’s business; (18) significant turbulence or a disruption in the capital or financial markets and the effect of market disruption and interest rate volatility on our investment securities; (19) increased competition in the financial services industry, particularly from regional and national institutions, as well as from fintech companies; (20) compliance with governmental and regulatory requirements and changes in laws, rules, regulations, interpretations or policies relating to financial institutions; (21) periodic changes to the extensive body of accounting rules and best practices; (22) further government intervention in the U.S. financial system; (23) a deterioration of the credit rating for U.S. long-term sovereign debt; (24) Origin’s ability to comply with applicable capital and liquidity requirements, including its ability to generate liquidity internally or raise capital on favorable terms, including continued access to the debt and equity capital markets; (25) natural disasters and other adverse weather events, pandemics, acts of terrorism, war, and other matters beyond Origin’s control; (26) developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance; (27) fraud or misconduct by internal or external actors (including Origin employees); (28) cybersecurity threats or security breaches and the cost of defending against them; (29) Origin’s ability to maintain adequate internal controls over financial and non-financial reporting; and (30) potential claims, damages, penalties, fines, costs and reputational damage resulting from pending or future litigation, regulatory proceedings and enforcement actions. For a discussion of these and other risks that may cause actual results to differ from expectations, please refer to the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Origin’s most recent and future Annual Reports on Form 10-K filed with the Securities and Exchange Commission and any updates to those sections set forth in Origin’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Origin’s underlying assumptions prove to be incorrect, actual results may differ materially from what Origin anticipates. Accordingly, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Origin does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

New risks and uncertainties arise from time to time, and it is not possible for Origin to predict those events or how they may affect Origin. In addition, Origin cannot assess the impact of each factor on Origin’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this communication are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Origin or persons acting on Origin’s behalf may issue. Annualized, pro forma, adjusted, projected, and estimated numbers are used for illustrative purposes only, are not forecasts, and may not reflect actual results.
This press release contains projected financial information with respect to Origin, including with respect to certain goals and strategic initiatives of Origin and the anticipated benefits thereof. This projected financial information constitutes forward-looking information and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to significant business, economic (including interest rate), competitive, and other risks and uncertainties. Actual results may differ materially from the results contemplated by the projected financial information contained herein and the inclusion of such projected financial information in this release should not be regarded as a representation by any person that such actions will be taken or accomplished or that the results reflected in such projected financial information with respect thereto will be achieved.

Contact:
Investor Relations
Chris Reigelman
318-497-3177
chris@origin.bank
Media Contact
Ryan Kilpatrick
318-232-7472
rkilpatrick@origin.bank

Origin Bancorp, Inc.
Selected Quarterly Financial Data
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Income statement and share amounts	(Dollars in thousands, except per share amounts)
Net interest income	$87,244	$86,694	$83,704	$82,136	$78,459
Provision for credit losses	4,965	3,158	36,820	2,862	3,444
Noninterest income	16,795	16,736	26,128	1,368	15,602
Noninterest expense	63,797	62,823	62,028	61,983	62,068
Income before income tax expense	35,277	37,449	10,984	18,659	28,549
Income tax expense	7,584	7,933	2,361	4,012	6,138
Net income	$27,693	$29,516	$8,623	$14,647	$22,411
PTPP earnings(1)	$40,242	$40,607	$47,804	$21,521	$31,993
Basic earnings per common share	0.89	0.95	0.28	0.47	0.72
Diluted earnings per common share	0.89	0.95	0.27	0.47	0.71
Dividends declared per common share	0.15	0.15	0.15	0.15	0.15
Weighted average common shares outstanding - basic	30,942,565	30,964,128	31,183,092	31,192,622	31,205,752
Weighted average common shares outstanding - diluted	31,203,348	31,168,548	31,363,571	31,327,818	31,412,010

Balance sheet data
Total LHFI	$7,864,221	$7,670,917	$7,537,099	$7,684,446	$7,585,526
Total LHFI excluding mortgage warehouse LOC	7,341,931	7,142,136	7,064,131	7,109,698	7,181,395
Total assets	10,188,144	9,724,722	9,791,306	9,678,158	9,750,372
Total deposits	8,756,268	8,307,247	8,331,830	8,123,036	8,338,412
Total stockholders’ equity	1,260,275	1,246,685	1,214,756	1,205,769	1,180,177

Performance metrics and capital ratios
Yield on LHFI	6.06%	6.22%	6.33%	6.33%	6.33%
Yield on interest-earning assets	5.56	5.76	5.89	5.87	5.79
Cost of interest-bearing deposits	2.66	2.90	3.20	3.20	3.23
Cost of total deposits	2.05	2.20	2.46	2.47	2.52
NIM - fully tax equivalent ("FTE")	3.71	3.73	3.65	3.61	3.44
Return on average assets (annualized) ("ROAA")	1.11	1.19	0.35	0.60	0.93
PTPP ROAA (annualized)(1)	1.61	1.64	1.95	0.89	1.32
Return on average stockholders’ equity (annualized) ("ROAE")	8.86	9.50	2.79	4.94	7.79
Return on average tangible common equity (annualized) ("ROATCE")(1)	10.15	10.95	3.22	5.74	9.09
Book value per common share	$40.81	$40.28	$39.23	$38.62	$37.77
Tangible book value per common share (1)	35.61	35.04	33.95	33.33	32.43
Efficiency ratio(2)	61.32%	60.74%	56.48%	74.23%	65.99%
Common equity tier 1 to risk-weighted assets(3)	13.59	13.54	13.59	13.47	13.57
Tier 1 capital to risk-weighted assets(3)	13.78	13.73	13.79	13.67	13.77
Total capital to risk-weighted assets(3)	14.97	14.91	15.90	15.68	15.81
Tier 1 leverage ratio(3)	11.74	11.86	11.69	11.70	11.47
__________________________
(1)PTPP earnings, PTPP ROAA, tangible book value per common share, and ROATCE are either non-GAAP financial measures or use a non-GAAP contributor in the formula. For a reconciliation of these alternative financial measures to their most directly comparable GAAP measures, please see the last few pages of this release.
(2)Calculated by dividing noninterest expense by the sum of net interest income plus noninterest income.
(3)Ratios are calculated at the Company level, which is subject to the capital adequacy requirements of the Federal Reserve Board. March 31, 2026 ratios are estimated.

Origin Bancorp, Inc.
Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

Interest and dividend income	(Dollars in thousands, except per share amounts)
Interest and fees on loans	$114,161	$119,282	$120,096	$121,239	$117,075
Investment securities-taxable	8,776	8,991	8,767	7,692	8,076
Investment securities-nontaxable	1,486	1,487	1,523	1,425	968
Interest and dividend income on assets held in other financial institutions	6,873	4,884	5,753	4,281	6,424
Total interest and dividend income	131,296	134,644	136,139	134,637	132,543
Interest expense
Interest-bearing deposits	43,702	46,510	51,026	50,152	51,779
FHLB advances and other borrowings	111	102	273	1,216	96
Subordinated indebtedness	239	1,338	1,136	1,133	2,209
Total interest expense	44,052	47,950	52,435	52,501	54,084
Net interest income	87,244	86,694	83,704	82,136	78,459
Provision for credit losses	4,965	3,158	36,820	2,862	3,444
Net interest income after provision for credit losses	82,279	83,536	46,884	79,274	75,015
Noninterest income
Insurance commission and fee income	9,597	5,931	6,598	6,661	7,927
Service charges and fees	4,951	5,043	4,965	4,927	4,716
Other fee income	2,295	2,128	2,262	2,809	2,301
Mortgage banking revenue	563	680	726	1,369	915
Swap fee income	54	58	1,387	1,435	533
Change in fair value of equity investments	—	—	6,972	—	—
Equity method investment (loss) income	(1,517)	1,859	550	(1,909)	(1,692)
Loss on sales of securities, net	—	—	—	(14,448)	—
Other income	852	1,037	2,668	524	902
Total noninterest income	16,795	16,736	26,128	1,368	15,602
Noninterest expense
Salaries and employee benefits	38,397	37,015	37,863	38,280	37,731
Occupancy and equipment, net	6,984	6,961	7,079	7,187	8,544
Data processing	4,050	3,672	3,526	3,432	2,957
Office and operations	2,937	3,243	3,184	3,337	2,972
Professional services	2,649	2,703	1,395	1,285	1,250
Intangible asset amortization	1,485	1,499	1,583	1,768	1,761
Electronic banking	1,442	1,545	1,470	1,359	1,354
Advertising and marketing	1,360	1,746	1,524	1,158	1,133
Regulatory assessments	1,335	1,528	1,269	1,345	1,392
Loan-related expenses	895	787	979	669	599
Other expenses	2,263	2,124	2,156	2,163	2,375
Total noninterest expense	63,797	62,823	62,028	61,983	62,068
Income before income tax expense	35,277	37,449	10,984	18,659	28,549
Income tax expense	7,584	7,933	2,361	4,012	6,138
Net income	$27,693	$29,516	$8,623	$14,647	$22,411

Origin Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)

(Dollars in thousands)	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Assets
Cash and due from banks	$90,641	$73,122	$94,062	$113,918	$112,888
Interest-bearing deposits in banks	575,562	351,095	532,847	220,193	373,314
Total cash and cash equivalents	666,203	424,217	626,909	334,111	486,202
Securities:
AFS	1,151,402	1,117,176	1,104,789	1,126,721	1,161,368
Held to maturity, net of allowance for credit losses	10,557	10,559	10,559	11,093	11,094
Securities carried at fair value through income	6,197	6,215	6,203	6,218	6,512
Total securities	1,168,156	1,133,950	1,121,551	1,144,032	1,178,974
Non-marketable equity securities held in other financial institutions	31,193	31,069	31,041	75,181	71,754
Equity method investments	66,091	67,502	65,643	15,863	18,228
Loans held for sale	2,935	1,032	312	8,878	10,191
LHFI	7,864,221	7,670,917	7,537,099	7,684,446	7,585,526
Less: ALCL	99,015	96,782	96,259	92,426	92,011
LHFI, net of ALCL	7,765,206	7,574,135	7,440,840	7,592,020	7,493,515
Premises and equipment, net	126,916	124,249	122,899	122,618	123,847
Cash surrender value of bank-owned life insurance	41,968	41,726	41,478	41,265	41,021
Goodwill	128,679	128,679	128,679	128,679	128,679
Other intangible assets, net	31,877	33,362	34,861	36,444	38,212
Accrued interest receivable and other assets	158,920	164,801	177,093	179,067	159,749
Total assets	$10,188,144	$9,724,722	$9,791,306	$9,678,158	$9,750,372
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$2,062,982	$1,979,875	$2,000,324	$1,841,684	$1,888,808
Interest-bearing deposits excluding brokered interest-bearing deposits, if any	5,895,932	5,497,920	5,516,821	5,450,710	5,536,636
Time deposits	797,354	829,452	814,685	805,642	862,968
Brokered deposits	—	—	—	25,000	50,000
Total deposits	8,756,268	8,307,247	8,331,830	8,123,036	8,338,412
FHLB advances and other borrowings	12,609	19,050	12,790	127,843	12,488
Subordinated indebtedness	16,569	16,544	89,715	89,657	89,599
Accrued expenses and other liabilities	142,423	135,196	142,215	131,853	129,696
Total liabilities	8,927,869	8,478,037	8,576,550	8,472,389	8,570,195
Stockholders’ equity:
Common stock	154,397	154,762	154,839	156,124	156,220
Additional paid-in capital	532,773	533,541	532,975	537,819	538,790
Retained earnings	633,949	612,523	588,106	585,387	575,578
Accumulated other comprehensive loss	(60,844)	(54,141)	(61,164)	(73,561)	(90,411)
Total stockholders’ equity	1,260,275	1,246,685	1,214,756	1,205,769	1,180,177
Total liabilities and stockholders’ equity	$10,188,144	$9,724,722	$9,791,306	$9,678,158	$9,750,372

Origin Bancorp, Inc.
Loan Data
(Unaudited)

	At and For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

LHFI	(Dollars in thousands)
Owner-occupied commercial real estate	$999,440	$1,004,801	$986,859	$972,788	$937,985
Non-owner-occupied commercial real estate	1,511,138	1,519,104	1,520,020	1,455,771	1,445,864
Construction/land/land development	641,273	611,220	615,778	653,748	798,609
Single-family residential real estate	1,442,792	1,444,611	1,460,696	1,465,535	1,465,192
Multifamily residential real estate	555,527	553,149	540,601	529,899	489,765
Total real estate loans	5,150,170	5,132,885	5,123,954	5,077,741	5,137,415
Commercial and industrial	2,173,126	1,989,218	1,919,782	2,011,178	2,022,085
Mortgage warehouse LOC	522,290	528,781	472,968	574,748	404,131
Consumer	18,635	20,033	20,395	20,779	21,895
Total LHFI	7,864,221	7,670,917	7,537,099	7,684,446	7,585,526
Less: ALCL	99,015	96,782	96,259	92,426	92,011
LHFI, net	$7,765,206	$7,574,135	$7,440,840	$7,592,020	$7,493,515

Nonperforming assets(1)
Nonperforming LHFI
Commercial real estate	$19,891	$13,212	$11,736	$12,814	$5,465
Construction/land/land development	19,427	16,388	17,047	17,720	17,694
Single-family residential real estate	37,809	39,480	41,964	35,592	38,306
Multifamily residential real estate	—	—	2,404	2,404	2,443
Commercial and industrial	10,074	11,919	15,043	16,655	17,325
Consumer	65	185	88	130	135
Total nonperforming LHFI	87,266	81,184	88,282	85,315	81,368
Other real estate owned/repossessed assets	1,007	694	577	1,991	1,990
Total nonperforming assets	$88,273	$81,878	$88,859	$87,306	$83,358
Classified assets	$154,599	$148,322	$138,910	$129,628	$129,666
Past due 30 to 89 days and still accruing	17,624	14,764	7,739	12,495	42,587

Allowance for loan credit losses
Balance at beginning of period	$96,782	$96,259	$92,426	$92,011	$91,060
Provision for loan credit losses	5,010	3,693	35,216	2,715	3,679
Loans charged off	3,963	4,328	32,206	3,700	4,848
Loan recoveries	1,186	1,158	823	1,400	2,120
Net charge-offs	2,777	3,170	31,383	2,300	2,728
Balance at end of period	$99,015	$96,782	$96,259	$92,426	$92,011

Origin Bancorp, Inc.
Loan Data - Continued
(Unaudited)

	At and For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Credit quality ratios
Total nonperforming assets to total assets	0.87%	0.84%	0.91%	0.90%	0.85%
Total nonperforming assets to loans & OREO	1.12	1.07	1.18	1.14	1.10
Nonperforming LHFI to LHFI	1.11	1.06	1.17	1.11	1.07
Past due 30 to 89 days and still accruing to LHFI	0.22	0.19	0.10	0.16	0.56
ALCL to nonperforming LHFI	113.46	119.21	109.04	108.33	113.08
ALCL to total LHFI	1.26	1.26	1.28	1.20	1.21
ALCL to total LHFI excl. mortgage warehouse LOC (2)	1.34	1.34	1.35	1.29	1.28
Net charge-offs (recoveries) to total average LHFI (annualized)	0.15	0.17	1.65	0.12	0.15
____________________________
(1)Nonperforming assets consist of nonperforming/nonaccrual loans and property acquired through foreclosures or repossession, as well as bank-owned property not in use and listed for sale, if any.
(2)The ALCL to total LHFI, adjusted is calculated by excluding the ALCL for mortgage warehouse LOC loans from the total LHFI ALCL in the numerator and excluding the mortgage warehouse LOC loans from the LHFI in the denominator. Due to their low-risk profile, mortgage warehouse LOC loans require a disproportionately low allocation of the ALCL.

Origin Bancorp, Inc.
Average Balances and Yields/Rates
(Unaudited)

	Three Months Ended
	March 31, 2026			December 31, 2025			March 31, 2025
	Average Balance	Income/Expense	Yield/Rate(1)	Average Balance	Income/Expense	Yield/Rate(1)	Average Balance	Income/Expense	Yield/Rate(1)

Assets	(Dollars in thousands)
Commercial real estate	$2,506,193	$35,222	5.70%	$2,523,465	$37,165	5.84%	$2,448,099	$35,111	5.82%
Construction/land/land development	628,332	10,402	6.71	607,799	10,563	6.89	821,754	13,913	6.87
Single-family residential real estate	1,448,774	19,765	5.53	1,452,741	19,894	5.43	1,438,618	19,305	5.44
Multifamily residential real estate	549,475	8,104	5.98	564,700	9,027	6.34	471,304	6,729	5.79
Commercial and industrial ("C&I")	2,076,837	33,910	6.62	1,986,638	34,505	6.89	2,004,034	36,422	7.37
Mortgage warehouse LOC	406,072	6,389	6.38	455,244	7,723	6.73	289,521	5,047	7.07
Consumer	19,823	345	7.06	20,746	374	7.15	22,709	417	7.45
LHFI	7,635,506	114,137	6.06	7,611,333	119,251	6.22	7,496,039	116,944	6.33
Loans held for sale	1,712	24	5.69	1,639	31	7.50	8,590	131	6.18
Loans receivable	7,637,218	114,161	6.06	7,612,972	119,282	6.22	7,504,629	117,075	6.33
Investment securities-taxable	1,017,777	8,776	3.50	1,019,830	8,991	3.50	1,021,904	8,076	3.21
Investment securities-nontaxable	183,691	1,486	3.28	180,862	1,487	3.26	140,875	968	2.79
Non-marketable equity securities held in other financial institutions	31,112	399	5.20	31,228	449	5.70	71,669	416	2.35
Interest-earning balances due from banks	713,959	6,474	3.68	435,241	4,435	4.04	543,821	6,008	4.48
Total interest-earning assets	9,583,757	131,296	5.56	9,280,133	134,644	5.76	9,282,898	132,543	5.79
Noninterest-earning assets	542,734			549,619			525,317
Total assets	$10,126,491			$9,829,752			$9,808,215

Liabilities and Stockholders’ Equity
Liabilities
Interest-bearing liabilities
Interest-bearing demand deposits	$2,068,810	$11,901	2.33%	$1,788,612	$11,728	2.60%	$2,081,567	$14,654	2.86%
Money market deposits	3,487,443	24,783	2.88	3,466,849	27,088	3.10	3,137,768	27,013	3.49
Savings deposits	301,161	852	1.15	301,596	942	1.24	319,375	1,277	1.62
Savings and interest-bearing transaction accounts	5,857,414	37,536	2.60	5,557,057	39,758	2.84	5,538,710	42,944	3.14
Time deposits	811,939	6,166	3.08	812,766	6,752	3.30	972,176	8,835	3.69
Total interest-bearing deposits	6,669,353	43,702	2.66	6,369,823	46,510	2.90	6,510,886	51,779	3.23
FHLB advances and other borrowings	16,434	111	2.74	15,155	102	2.67	14,148	96	2.75
Subordinated indebtedness	16,558	239	5.85	42,641	1,338	12.45	124,133	2,209	7.22
Total interest-bearing liabilities	6,702,345	44,052	2.67	6,427,619	47,950	2.96	6,649,167	54,084	3.30
Noninterest-bearing liabilities
Noninterest-bearing deposits	1,978,098			2,002,102			1,837,365
Other liabilities	178,160			167,153			154,934
Total liabilities	8,858,603			8,596,874			8,641,466
Stockholders’ Equity	1,267,888			1,232,878			1,166,749
Total liabilities and stockholders’ equity	$10,126,491			$9,829,752			$9,808,215
Net interest spread			2.89%			2.80%			2.49%
NIM		$87,244	3.69		$86,694	3.71		$78,459	3.43
NIM-FTE(2)		$87,748	3.71		$87,210	3.73		$78,837	3.44
____________________________
(1)Yields/Rates are calculated on an actual/actual day count basis.
(2)In order to present pre-tax income and resulting yields on tax-exempt investments comparable to those on taxable investments, a tax-equivalent adjustment has been computed. This adjustment also includes income tax credits received on Qualified School Construction Bonds.

Origin Bancorp, Inc.
Notable Items
(Unaudited)

	At and For the Three Months Ended
	March 31, 2026		December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)	$ Impact	EPS Impact(1)

	(Dollars in thousands, except per share amounts)
Notable interest income items:
Interest income reversal related to borrower fraud	$—	$—	$—	$—	$(206)	$(0.01)	$—	$—	$—	$—
Notable interest expense items:
OID amortization - subordinated debenture redemption	—	—	(783)	(0.02)	—	—	—	—	(681)	(0.02)
Notable provision expense items:
Provision (expense) release on relationships related to or impacted by questioned banker activity	—	—	(10)	—	(1,670)	(0.04)	—	—	375	0.01
Provision expense related to borrower fraud	—	—	(13)	—	(29,545)	(0.74)	—	—	—	—
Notable noninterest income items(2):
Loss on sales of securities, net	—	—	—	—	—	—	(14,448)	(0.36)	—	—
Positive valuation adjustment on non-marketable equity securities	—	—	—	—	6,972	0.18	—	—	—	—
Net loss on OREO properties(2)	—	—	—	—	—	—	(158)	—	(212)	(0.01)
BOLI payout	—	—	—	—	—	—	—	—	208	0.01
Insurance recovery income related to questioned banker activity	438	0.01	483	0.01	2,077	0.05	—	—	—	—
Notable noninterest expense items:
Operating expense related to questioned banker activity	(542)	(0.01)	(698)	(0.02)	(112)	—	(530)	(0.01)	(543)	(0.01)
Operating expense related to strategic Optimize Origin initiatives(3)	—	—	(51)	—	(577)	(0.01)	(428)	(0.01)	(1,615)	(0.04)
Operating expense related to borrower fraud	(473)	(0.01)	(587)	(0.01)	(285)	(0.01)	—	—	—	—
Employee Retention Credit	—	—	—	—	—	—	—	—	213	0.01
Total notable items	$(577)	(0.01)	$(1,659)	(0.04)	$(23,346)	(0.59)	$(15,564)	(0.39)	$(2,255)	(0.06)

Origin Bancorp, Inc.
Notable Items - Continued
(Unaudited)
____________________________
(1)The diluted EPS impact is calculated using a 21% effective tax rate. The total of the diluted EPS impact of each individual line item may not equal the calculated diluted EPS impact on the total notable items due to rounding.
(2)The $158,000 net loss on OREO properties for the quarter ended June 30, 2025, includes an $8,000 insurance settlement recovery that was included in noninterest income on the face of the income statement and $3,000 in repair costs that was included in noninterest expense. The $212,000 net loss on OREO properties for the quarter ended March 31, 2025, includes a $444,000 expected insurance settlement recovery that was included in noninterest income on the face of the income statement, and a $148,000 repair cost that was included in noninterest expense.
(3)Operating expenses related to strategic Optimize Origin initiatives are expected to be immaterial and, accordingly, will no longer be separately tracked beginning with the quarter ended March 31, 2026. The $51,000 and $577,000 operating expenses related to strategic Optimize Origin initiatives for the quarters ended December 31, 2025, and September 30, 2025, includes sub-lease income of $40,000 and $27,000, respectively, that were included in noninterest income on the face of the income statement.

Origin Bancorp, Inc.
Non-GAAP Financial Measures
(Unaudited)

	At and For the Three Months Ended
	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025

	(Dollars in thousands, except per share amounts)
Calculation of PTPP earnings:
Net income	$27,693	$29,516	$8,623	$14,647	$22,411
Provision for credit losses	4,965	3,158	36,820	2,862	3,444
Income tax expense	7,584	7,933	2,361	4,012	6,138
PTPP earnings (non-GAAP)	$40,242	$40,607	$47,804	$21,521	$31,993

Calculation of PTPP ROAA:
PTPP earnings	$40,242	$40,607	$47,804	$21,521	$31,993
Divided by number of days in the quarter	90	92	92	91	90
Multiplied by the number of days in the year	365	365	365	365	365
PTPP earnings, annualized	$163,204	$161,104	$189,657	$86,320	$129,749
Divided by total average assets	10,126,491	9,829,752	9,727,414	9,715,923	9,808,215
ROAA (annualized) (GAAP)	1.11%	1.19%	0.35%	0.60%	0.93%
PTPP ROAA (annualized) (non-GAAP)	1.61	1.64	1.95	0.89	1.32

Calculation of tangible book value per common share:
Total common stockholders’ equity	$1,260,275	$1,246,685	$1,214,756	$1,205,769	$1,180,177
Goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Other intangible assets, net	(31,877)	(33,362)	(34,861)	(36,444)	(38,212)
Tangible common equity	1,099,719	1,084,644	1,051,216	1,040,646	1,013,286
Divided by common shares outstanding at the end of the period	30,879,462	30,952,428	30,967,768	31,224,718	31,244,006
Book value per common share (GAAP)	$40.81	$40.28	$39.23	$38.62	$37.77
Tangible book value per common share (non-GAAP)	35.61	35.04	33.95	33.33	32.43

Calculation of ROATCE:
Net income	$27,693	$29,516	$8,623	$14,647	$22,411
Divided by number of days in the quarter	90	92	92	91	90
Multiplied by number of days in the year	365	365	365	365	365
Annualized net income	$112,311	$117,102	$34,211	$58,749	$90,889

Total average common stockholders’ equity	$1,267,888	$1,232,878	$1,227,431	$1,190,331	$1,166,749
Average goodwill	(128,679)	(128,679)	(128,679)	(128,679)	(128,679)
Average other intangible assets, net	(32,679)	(34,293)	(35,741)	(37,459)	(38,254)
Average tangible common equity	1,106,530	1,069,906	1,063,011	1,024,193	999,816

ROAE (annualized) (GAAP)	8.86%	9.50%	2.79%	4.94%	7.79%
ROATCE (annualized) (non-GAAP)	10.15	10.95	3.22	5.74	9.09